Exhibit 99.1

United Bancorp, Inc. 2723 South State Street Ann Arbor, Michigan 48104

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS    PROXY    CARD    IS    VALID    ONLY     WHEN    SIGNED    AND    DATED.

The Board of Directors recommends that you vote FOR Proposals 1, 2, and 3.			For	Against	Abstain
1.	Proposal to approve the Agreement and Plan of Merger dated as of January 7, 2014 between United Bancorp, Inc. and Old National Bancorp.		☐	☐	☐
2.

Proposal to approve, on an advisory basis, the compensation that may be paid or become payable to United Bancorp, Inc. named executive officers that is based on or otherwise relates to completion of the merger.

			☐	☐	☐
3.	Proposal to approve the adjournment of the special meeting, if necessary, to solicit additional proxies.		☐	☐	☐

NOTE: In their discretion, the Proxies are authorized to vote upon such other matters (none of which are known at the time of solicitation of this proxy) as may properly come before the Special Meeting or any adjournment or postponement thereof.

Please indicate if you plan to attend this meeting	Yes	No
	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Proxy Statement and Prospectus is available at www.proxyvote.com.

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UNITED BANCORP, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS SPECIAL MEETING OF SHAREHOLDERS ON (.), 2014

The shareholder(s) hereby appoint(s) Randal J. Rabe and Robert K. Chapman, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of United Bancorp, Inc. that the shareholder(s) is/are entitled to vote at the special meeting of shareholders to be held at —, Eastern Time on —, 2014, at the Downing Center, United Bank & Trust, 209 E. Russell Road, Tecumseh, Michigan 49286, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER SPECIFIED HEREON AND, IN THE ABSENCE OF SPECIFICATION, WILL BE VOTED FOR PROPOSAL 1, FOR PROPOSAL 2 AND FOR PROPOSAL 3.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

Continued and to be signed on reverse side